================================================================================




                              EMPLOYMENT AGREEMENT


                                     BETWEEN


                                 MICHAEL KOEPKE


                                       AND


                            OWOSSO MOTOR GROUP, INC.









                               September 30, 1996




================================================================================

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made this 30th day of September, 1996, by and between Michael Koepke, a resident of the State of Illinois (the "Employee"), and OWOSSO MOTOR GROUP, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").

                               W I T N E S S E T H

         WHEREAS, the Company is a manufacturers' representative engaged in the business (the "Business") of sales and marketing of products for Stature Electric, Inc., Motor Products Owosso, Motor Products Ohio and certain other companies and divisions of Owosso Corporation (the "Represented Companies").

         WHEREAS, Employee possesses significant knowledge of the Business, which knowledge the Company and Employee both desire to be available to the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

         WHEREAS, the execution and delivery of this Agreement by Employee in connection with the consummation of the merger of Koepke & Associates ("Koepke"), with and into the Company (the "Transaction"), is a material inducement to the Company's agreement to consummate the Transaction.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

         1. Employment and Term. The Company hereby employs Employee and Employee hereby accepts employment with the Company, as its President (such position, Employee's "Position") for a period commencing on the date hereof and continuing until the fifth (5th) anniversary of the date hereof, subject to the provisions of Section 9 hereof (the "Term").

         2. Duties. During the term of his employment, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full time, attention, skill and efforts to the performance of the duties required by or appropriate for his Position. Employee agrees to assume such duties and responsibilities as may be customarily incident to such position, and as may be reasonably assigned to Employee from time to time by the Board of Directors of the Company. Employee shall report to the Board of Directors of the Company.

         3. Other Business Activities. During the Term, Employee will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with any charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided, however, that such activities do not interfere with his performance of his responsibilities and obligations pursuant to this Agreement.

         4. Compensation.

            (a) The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete as provided for in Section 8 hereof, a base salary at the annual rate of One Hundred Twenty Thousand Dollars ($120,000) per year (the "Base Salary"). The Base Salary shall be payable in twenty-four (24) equal semi-monthly installments. The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Employee, and which shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect.

            (b) In addition to the Base Salary, the Company shall pay Employee a bonus (the "Bonus") in an amount equal to: (i) One-Tenth of One percent (.1%) of the gross sales of the Represented Companies ("Gross Sales") for the immediately preceding fiscal year (the "Sales Percentage Bonus"); PLUS (ii) Three-Tenths of One percent (.3%) of the difference between the Gross Sales for the current fiscal year MINUS the Gross Sales for the immediately preceding fiscal year (the "Incremental Sales Bonus"), but in no event shall the Incremental Sales Bonus be a negative number; provided, however, that in no event shall the Bonus exceed Two Hundred Thousand Dollars ($200,000) in any fiscal year. The Sales Percentage Bonus shall be paid in Twenty-Four (24) equal semi-monthly installments along with the Base Salary. The Incremental Sales Bonus shall be paid within ten (10) days of the availability of audited financial statements of the Company for the current fiscal year, but in no event shall the Bonus be paid more than ninety
(90) days after the end of the current fiscal year. In the event Employee is terminated during the course of any fiscal year pursuant to the terms of Section 9 hereof, the Bonus for such fiscal year shall be pro rated according the actual number of days in such fiscal year that Employee was employed by the Company.

            (c) In the event of a material change in the operation of the Represented Companies, including but not limited to, a sale of one of the Represented Companies or the discontinuation of a major product line, then in no event shall the Employee's Base Salary plus Bonus be less than:

                (i) One Hundred Seventy-Two Thousand Dollars ($172,000) for year 1 of the Term;

                (ii) One Hundred Seventy-Seven Thousand Dollars ($177,000) for year 2 of the Term;

                (iii) One Hundred Eighty-Two Thousand Five Hundred Dollars ($182,500) for year 3 of the Term;

                (iv) One Hundred Eighty-Eight Thousand Dollars ($188,000) for year 4 of the Term; and

                (v) One Hundred Ninety-Three Thousand Five Hundred Dollars ($193,500) for year 5 of the Term.

         5. Benefits and Expenses. In addition to those benefits provided to similarly situated employees of the Company, Employee shall be entitled to those employee benefits (including expense reimbursement) as set forth on Schedule A hereto ("Benefits").

         6. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 7(b) hereof, any customer lists and information relating to customers and manufacturers, any information relating to manufacturer's representative arrangements, any information relating to methods of production and manufacture, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how, any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, and any other materials prepared by the Employee in the course of, relating to or arising out of his or her engagement by the Company, or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information, and any other materials that have not been made available to the general public, provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 6. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

         7. Property.

            (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

            (b) (i)   Employee agrees that all right, title and interest in and
to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (1) at any time and at any place while the Employee is employed by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (2) as a result of tasks assigned to Employee by the Company, or (3) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property, and the Employee shall have no claim for additional compensation for the Intellectual Property.

                (ii) The Employee acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                (iii) Employee further agrees to reveal promptly all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate
(1) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (2) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                (iv) In the event the Company is unable after reasonable effort to secure Employee's signature on any of the documents referenced in Section 7(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

         8. Covenant not to Compete. The Employee shall not, during the Term and for a period of eighteen (18) months thereafter (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company:

            (a) engage or participate in any business activity competitive with the Business, as such is conducted upon the termination of Employee's employment hereunder with respect to any period thereafter;

            (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company or of any subsidiary or affiliate of the Company as conducted upon the termination of Employee's employment hereunder with respect to any period thereafter, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the business of the Company or of any subsidiary or affiliate of the Company as conducted upon termination of Employee's employment hereunder with respect to any period thereafter. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 8(a) hereof;

            (c) solicit or call on, either directly or indirectly, any (i) customer with whom the Company shall have dealt at any time during the eighteen
(18) month period immediately preceding the termination of Employee's employment hereunder with respect to any products or business competitive with the Business as conducted upon the termination of employment of Employee; or (ii) any supplier with whom the Company shall have dealt at any time during the eighteen
(18) month period immediately preceding the termination of Employee's employment hereunder with respect to any products or business competitive with the Business as conducted upon the termination of employment of Employee;

            (d) influence or attempt to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

            (e) influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the eighteen (18) month period immediately preceding the termination of Employee's employment hereunder.

         9. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this
Section 9. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 9.

            9.1. Termination for Disability.

                 (a) In the event of the disability of the Employee such that Employee is unable to perform the essential functions of his duties and responsibilities hereunder to the full extent required by this Agreement by reasons of illness, injury or incapacity for a period of more than ninety (90) consecutive days or more than six (6) months, in the aggregate, during any one
(1) year period ("Disability"), Employee's employment hereunder may be terminated by the Company.

                 (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.1(a), Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary, Benefits, Bonuses and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement (such Benefits, Bonuses and other compensation collectively, "Other Compensation"), including payment prescribed under any disability or life insurance plan or arrangement in which he is a participant or to which he is a party as an employee of the Company. Except as specifically set forth in this
Section 9.1(b), the Company shall have no liability or obligation to Employee for compensation or benefits hereunder by reason of such termination.

            9.2. Termination by Death.

                 (a) In the event that Employee dies during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee's executors, legal representatives or administrators an amount equal to the accrued and unpaid portion of his Base Salary and Other Compensation for the month in which he dies. Except as specifically set forth in this Section 9.2, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect.

                 (b) Notwithstanding any provision contained herein to the contrary, in the event that Employee dies during the Term, upon request by the Employee's executors, legal representatives or administrators, the Company shall redeem all of the shares of Owosso Corporation common stock owned by Employee at the time of his death for a cash amount per share equal to $8. Such redemption shall be in accordance with the terms and provisions of Section 10 hereof.

            9.3. Termination for Material Cause.

                 (a) The Company may terminate Employee's employment hereunder at any time for "material cause" upon written notice to Employee. For purposes of this Agreement, "material cause" shall mean: (i) any breach by Employee of any of his obligations under Section 8 of this Agreement, or (ii) other conduct of Employee involving any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony.

                 (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.3(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Other Compensation. All Base Salary and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.3, the Company shall have no liability or obligation hereunder by reason of such termination.

            9.4. Termination for Cause.

                 (a) The Company may terminate Employee's employment hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean: (i) failure by Employee to perform satisfactorily the duties required by or appropriate for his Position, as determined by the Board of Directors of the Company in its reasonable discretion, which in the reasonable judgement of the Board of Directors is not cured within sixty (60) days after Employee's receipt of written notice from the Company specifying such failure and the specific steps required to cure the same.

                 (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.4(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Other Compensation. All Base Salary and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.4, the Company shall have no liability or obligation hereunder by reason of such termination.

            9.5. Termination by Employee.

                 (a) Employee may terminate Employee's employment hereunder at any time after the Fifth (5th) Anniversary of the date hereof, upon the date designated by Employee in written notice of the termination of his employment hereunder pursuant to this Section 9.5(a); provided that, such date shall be at least thirty (30) days after the date of such notice.

                 (b) In the event of a termination of Employee's employment hereunder pursuant to Section 9.5(a) hereof, Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Other Compensation. Except as specifically set forth in this
Section 9.5(b), all Base Salary and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.5, the Company shall have no liability or obligation hereunder by reason of such termination.

        10. Redemption Rights.

            (a) At any time during the period commencing on the Sixtieth (60) month following the date hereof and terminating on the Sixty-Sixth month following the date hereof, (the "Redemption Period"), upon request of the Employee, the Company shall redeem (the "Redemption") all of the Shares owned by Employee for a cash amount per share equal to $8 (the "Redemption Price").

            (b) Payment of the Redemption Price shall be made upon actual delivery to the Company or its transfer agent of the certificates representing the Shares.

            (c) On and after the date on which the Redemption is requested by the Employee, all rights in respect of the Shares shall cease and terminate except the right to receive the Redemption Price as provided herein.

            (d) If the Company is precluded from paying the Redemption Price in cash upon request by the Employee by the terms of any contract, loan agreement or other financing document or pursuant to applicable law, the Company shall issue to Employee a promissory note in the original principal amount equal to the then unpaid portion of the Redemption Price. The promissory note shall provide for the payment of principal and interest over a period of Five (5) years with interest accruing at a rate equal to the then applicable rate under Owosso Corporation's bank line of credit or, if none, the prime rate then in effect (as such rate is published in the Wall Street Journal) plus two percent (2%).

            (e) In the event the Company is precluded by the terms of any contract, loan agreement or other financing document from executing the Redemption, the Company shall use its reasonable best faith efforts to obtain a waiver of such restriction.

        11. Other Agreements. Employee represents and warrants to the Company that:

            (a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder,

            (b) That Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and

            (c) That Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein.

            (d) That Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

        12. Survival of Provisions. The provisions of this Agreement set forth in Sections 6, 7, 8 and 22 hereof shall survive the termination of Employee's employment hereunder.

        13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement.

        14. Employee Benefits. This Agreement shall not be construed to be in lieu or to the exclusion of any other rights, benefits and privileges to which Employee may be entitled as an employee of the Company under any retirement, pension, profit-sharing, insurance, hospital or other plans or benefits which may now be in effect or which may hereafter be adopted.

        15. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

        If to Employee:

            Michael Koepke
            778 Frontage Road, Suite 120
            Northfield, IL 60093
            Telecopy: 847-441-8299

        With a copy to:

            Robert E. Arroyo, Esq.
            Keck, Mahin & Cate
            77 West Wacker Drive, 42nd Floor
            Chicago, IL 60601-1693
            Telecopy No.:  312-634-5000

        If to the Company:

            Owosso Motor Group, Inc.
            c/o Owosso Corporation
            One Tower Bridge
            100 Front Street
            Suite 1400
            West Conshohocken, PA  19428
            Attention:  George B. Lemmon, Jr.
            Telecopy No.:  610-834-8661

        with a copy to:

             Pepper, Hamilton & Scheetz
             3000 Two Logan Square
             18th and Arch Streets
             Philadelphia, PA  19103
             Attention:  Elam M. Hitchner, III, Esq.
             Telecopy No.:  215-981-4750

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

        16. Amendments. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

        17. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

        18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

        19. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

        20. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        21. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day which is a holiday in Pennsylvania, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

        22. Specific Enforcement; Extension of Period.

            (a) Employee acknowledges that the restrictions contained in Sections 6, 7, and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 6, 7, or 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 6, 7, and 8 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 6, 7, or 8 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

            (b) In the event that Employee shall be in breach of any of the restrictions contained in Section 8 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

        23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


ATTEST:                                     OWOSSO MOTOR GROUP, INC.


By:                                         By:/s/ George B. Lemmon, Jr.
   --------------------------                  -------------------------
   Title:                                      Title:


[CORPORATE SEAL]


                                            /s/ Michael Koepke
                                            ----------------------------
                                            Michael Koepke

                                   SCHEDULE A

                       EMPLOYEE BENEFITS OF MICHAEL KOEPKE


1. Automobile: Company-owned or leased automobile of at least equal quality as that currently provided by Stature.

2. Vacation: Five (5) weeks paid vacation per year, subject to such increases as the Board of Directors of the Company shall determine. Vacation may be taken at mutually agreeable times within the first year of employment

3. Major medical and hospitalization insurance: Such coverage as is provided to executives of the Company and the Company's affiliates.

4. Expense Reimbursement: Payment or reimbursement of all reasonable travel and other expenses incurred by the Employee in connection with the performance of the services under this Agreement, upon presentation of expense statements or vouchers and such other supporting information as the Company may from time to time request; provided that, the Employee complies with all applicable Company policies relating to reimbursement for travel and other expenses; and further provided, that the amount available for such travel and other expenses may be fixed in advance by the Board of Directors of the Company.

5. Benefit Plans: The right to participate in all other employee benefit plans available to executives of the Company and the Company's affiliates.

6. Life Insurance: Such coverage as is provided to executives of the Company and the Company's affiliates.

7. Disability Insurance: The Company shall provide the same disability insurance coverage to Employee as the Employee had immediately prior to Closing.

                                      A-1